EXHIBIT 99.1

Heritage Oaks Bancorp Amends 2010 Second Quarter Financial Statements to Address Beneficial Conversion Feature of Series B and Series C Preferred Stock

PASO ROBLES, Calif., Sept. 24, 2010 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp (Nasdaq:HEOP) today announced that following a reevaluation of the accounting for the conversion of its Series B Preferred Stock to common shares, the company filed an amended quarterly report on Form 10-Q/A for the period ended June 30, 2010 to reflect a change in the accounting treatment for that transaction.

Upon consulting with the Company's auditors, the Company identified that it did not properly account for the recognition of intrinsic value related to the contingent beneficial conversion feature of its Series B Preferred Stock nor did it disclose the contingent beneficial conversion feature related to its Series C Preferred Stock in its June 30, 2010 financial statements. For accounting purposes, the value of the contingent beneficial conversion feature is deemed to be an implied dividend on the Series B and Series C Preferred Stock, which is measured as of March 10, 2010, the date the Company was contractually obligated to issue the Series B and Series C Preferred Stock. Recognition of the beneficial conversion feature for both the Series B and Series C Preferred Stock was contingent upon the Company receiving shareholder approval for the issuance of additional common shares sufficient for their conversion to common stock, which occurred in June 2010.

The amount of the contingent beneficial conversion feature associated with both the Series B and Series C Preferred Stock was determined based on the difference in the market value of the Company's common stock on the commitment date, March 10, 2010, the date the Company made a firm commitment to issue the Series B and Series C Preferred Stock, and the actual per common share conversion price of the Series B and Series C Preferred Stock. On the commitment date the market value of the Company's common stock was $3.45 per share compared to the $3.25 per share conversion price of the Series B and Series C Preferred Stock. This $0.20 per share difference between the market value of the Company's common stock and conversion price of the Series B and Series C Preferred Stock represented a contingent beneficial conversion feature of the Series B and Series C Preferred Stock of approximately $3.5 million, and $0.2 million, respectively.

The recognition of the contingent beneficial conversion feature associated with the Series B Preferred Stock should have occurred in the second quarter of 2010 when the Company's shareholders approved the conversion of the Preferred Stock to common stock. Additionally, the Company should have disclosed in the notes to its June 30, 2010 interim financial statements the contingent beneficial conversion feature of $0.2 million related to the Series C Preferred Stock, which has no defined date for conversion to common stock, and which had not converted to common stock as of June 30, 2010.

While the recognition of the contingent beneficial conversion feature associated with the Series B Preferred Stock does not impact the Company's operating results for the three and six months ended June 30, 2010, it does, however, increase the net loss applicable to the Company's common shareholders. For the three and six month periods ended June 30, 2010, the Company originally reported a net loss applicable to common shareholders of $6.2 million and $7.9 million, respectively. This revision to the Company's financial statements increases the net loss applicable to common shareholders to $9.6 million and $11.3 million for the three and six month periods ended June 30, 2010, respectively. Basic loss per common share increased to $0.86 and $1.19 for the three and six month periods ended June 30, 2010. This compares to the $0.55 and $0.83 basic loss per common share previously reported for the three and six months ended June 30, 2010.

"This issue is driven by the accounting treatment of convertible preferred stock issued with a conversion price that is below the market price of the Company's common stock on the date that the deal is executed.  The net effect to total shareholders' equity is zero, but there are corresponding and offsetting adjustments to retained earnings and common stock," said Lawrence P. Ward, President and Chief Executive Officer.  He went on to say, "Our capital ratios remain at the same strong levels as previously reported.  Other than the net loss applicable to common shareholders for the periods noted, there were no other changes to the Company's performance for the second quarter of 2010."

The Company's revised financial statements filed on Form 10-Q/A as of and for the three and six month periods ended June 30, 2010 reflect the net impact of the recognition of the contingent beneficial conversion feature of the Series B Preferred Stock. The recognition of the contingent beneficial conversion feature on the Series B Preferred Stock is accomplished through the establishment of a discount on the Series B Preferred Stock and a corresponding increase in additional paid in capital. These adjustments also reflect the recognition of the immediate accretion of the discount on the Series B Preferred Stock through a charge to retained earnings which occurred on June 11, 2010, the date the Company converted the outstanding Series B Preferred Stock to common stock.

The calculation of net income available for common shareholders and basic earnings per share has been restated below for the three and six months ended June 30, 2010 to properly reflect the accretion of the contingent beneficial conversion discount on the Series B Preferred Stock:

For the three months ending,
Accretion of
beneficial conversion
	June 30, 2010	discount on Series B	June 30, 2010
(dollar amounts in thousands except per share data)	As reported	Preferred Stock	Restated
Net loss	$ (5,835)		$ (5,835)
Less: dividends and accretion on preferred stock	(353)	(3,456)	(3,809)
Net loss applicable to common shareholders	$ (6,188)		$ (9,644)
Weighted average shares outstanding	11,250,989		11,250,989
Basic loss per share	$ (0.55)		$ (0.86)

For the six months ending,
Accretion of
beneficial conversion
	June 30, 2010	discount on Series B	June 30, 2010
(dollar amounts in thousands except per share data)	As reported	Preferred Stock	Restated
Net loss	$ (7,174)		$ (7,174)
Less: dividends and accretion on preferred stock	(704)	(3,456)	(4,160)
Net loss applicable to common shareholders	$ (7,878)		$ (11,334)
Weighted average shares outstanding	9,492,421		9,492,421
Basic loss per share	$ (0.83)		$ (1.19)

As previously mentioned, the Company adjusted the balances of additional paid in capital and retained earnings to properly reflect the issuance of the Series B Preferred Stock as well as the immediate accretion of the Series B Preferred Stock discount as of the date the Company converted the Series B Preferred Stock to common stock. The table below reflects the impact of those adjustments:

June 30, 2010
	Additional Paid	Retained
(dollar amounts in thousands)	in Capital	Earnings
Balance as of June 30, 2010, as previously reported	$ 3,430	$ 5,529
Increase in additional paid in capital / (accretion) of beneficial conversion
discount on Series B Preferred Stock	$ 3,456	$ (3,456)
Balance as of June 30, 2010, as adjusted	$ 6,886	$ 2,073

About the Company

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank which operates as Heritage Oaks Bank and Business First, a division of Heritage Oaks Bank. Heritage Oaks Bank has its headquarters plus one branch office in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton, San Miguel and Morro Bay and three branch offices in Santa Maria. Heritage Oaks Bank conducts commercial banking business in San Luis Obispo County and Northern Santa Barbara County. The Business First division has two branch offices in Santa Barbara. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

The Heritage Oaks Bancorp logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7045

Statements concerning future performance, developments or events, expectations for growth, income forecasts, sales activity for collateral, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to the ongoing financial crisis in the United States and the markets in which the Company operates, and the response of the federal and state government and our regulators thereto, the effects on our operations of the enforcement actions we are subject to, continued growth, the Bank's beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the Bank's operations, interest rates and financial policies of the United States government, continued weakness in the real estate markets within which we operate and general economic conditions. Additional information on these and other factors that could affect financial results are included in Heritage Oaks Bancorp's Securities and Exchange Commission filings. If any of these risks or uncertainties materialize or if any of the assumptions underlying such forward-looking statements proves to be incorrect, Heritage Oaks Bancorp's results could differ materially from those expressed in, implied or projected by such forward-looking statements. Heritage Oaks Bancorp assumes no obligation to update such forward-looking statements.

CONTACT: Heritage Oaks Bancorp
         Lawrence P. Ward, Chief Executive Officer
          (Principal Executive and Financial Officer)
         805-369-5200